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                                                                   EXHIBIT 11(c)


                              [EVEREST LETTERHEAD]


                                 April 29, 1998


Global Capital Management, Inc.
601 Carlson Parkway, Suite 200
Minnetonka, Minnesota  55305

Attention:  Thomas A. Schmidt

Gentlemen:

        This letter agreement confirms our mutual agreement to be bound by the terms of this letter agreement, including the terms and conditions set forth in Exhibit A annexed hereto and made a part hereof. This agreement is intended to be legally binding and enforceable upon execution and delivery hereof.

        Each of the parties represents and warrants to the other that (1) it has the right, power and authority to enter into this letter agreement and perform its obligations hereunder, (2) upon the execution of this letter agreement by each of the parties hereto, this letter agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, and (3) no consent or approval of any third party or governmental agency or authority is required for such party to execute and deliver this letter agreement or to perform its obligations hereunder.

        Each of the parties hereto agrees that the terms of this letter agreement are confidential and may not be disclosed by any party hereto, except as may be required by law and except to the principals and authorized representatives of the parties hereto without the written consent of all of the parties. Except as may be required by law, any public announcement regarding this letter agreement or the transactions contemplated herein may not be made by any party without the prior consent of all other parties hereto. If public announcement or disclosure is required by law, the disclosing party shall use reasonable efforts to consult with the other party, and obtain the approval of the other party of the announcement and disclosure to be made.

        This letter agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof. Nothing herein shall be deemed to grant jurisdiction to the State of California over any dispute concerning this letter agreement.



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        This letter agreement may be executed in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        This letter agreement supercedes any and all prior agreements, written or oral, by or among any of the parties hereto with respect to the subject matter hereof and may not be amended or otherwise modified except in writing signed by all of the parties hereto.

        This letter agreement shall be binding upon the parties hereto and their respective successors and assigns.

        Any party may execute this letter agreement by transmitting a copy of its signature by facsimile to the other parties. In such event the signing party shall deliver an original of the signature page to each of the other parties within one business day of signing and failure to so deliver such originals shall result in the facsimile copy of that party's signature being treated as an original.

                             Very truly yours,

                             EVEREST TAX CREDIT INVESTORS, LLC
                             By:  Everest Properties II, LLC
                                  Manager

                             By:  /s/ David I. Lesser
                                 -------------------------------------------
                                   David I. Lesser, Executive Vice President

                             EVEREST PROPERTIES II, LLC

                             By:  /s/ David I. Lesser
                                 -------------------------------------------
                                   David I. Lesser, Executive Vice President


ACCEPTED AND AGREED TO AS
OF THE DATE FIRST ABOVE WRITTEN:

GLOBAL CAPITAL MANAGEMENT, INC.

By:  /s/ Michael J. Frey
    ------------------------------
Name:   Michael J. Frey

Title:  Vice President



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VALLEY CREEK CAPITAL, LLC
By:  Global Capital Management, Inc.
     Manager

By:  /s/Michael J. Frey
    ----------------------------------
Name:   Michael J. Frey

Title:  Vice President




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                                    EXHIBIT A

                          OPTION TO PURCHASE SECURITIES


        ADDITIONAL EVEREST TENDER OFFERS CONTEMPLATED

               Attached hereto as Exhibit A-1 is a list of additional partnerships (the "Additional Partnerships"), the securities of which may be subject to tender offers by Everest (the "Additional Offers" or the "Tender Offer"). The BACs and other securities tendered pursuant to the Tender Offers are referred to herein as "Tendered Securities".

        OPTION TO PURCHASE SECURITIES; PAYMENT OF SECURITIES AND EXPENSES

               Subject to the terms and conditions set forth below, Everest grants, or will cause to be granted, to Valley an option to purchase up to 50% of the securities tendered in each Additional Offer.

               Upon the expiration of a Tender Offer which is subject to any of the foregoing options, the party making such offer (hereinafter the bidding party) shall provide written notice to the holder of the forgoing options (hereinafter an option holder) of the amount of Tendered Securities accepted by such bidding party pursuant to such Tender Offer. Within five business days following the bidding party's notice to the option holder, the option holder shall notify the bidding party in writing whether or not it elects to exercise its option and to what extent. If the option holder fails to notify the bidding party of the exercise of its option within such five business day period, the option holder shall be deemed not to have exercised its option. If such option is exercised, the option holder shall pay the bidding party, by wire transfer, on the later of (a) three business days after the option holder delivers written notice of its election to exercise, (b) one business day after the bidding party has given notice to the option holder that the bidding party will pay tendering security holders in accordance with the terms of the Tender Offer (such notice to be given by the bidding party to the option holder not more than one business day prior to the date of such payment), (c) the date that the bidding party makes such payment and (d) two business days after the date the bidding party provides the option holder with written confirmation of the transfer of the number of Tendered Securities with respect to which the option holder exercised its option (the "Option Securities") an amount equal to (i) the option securities multiplied by the price per Tendered Security paid by the bidding party in the applicable Tender Offer plus
        (ii) the option holder's share of the "Total Expenses" (as defined below) for such applicable Tender Offer (see "ALLOCATION OF EXPENSES" below). The bidding party will deliver (or will cause to be delivered), concurrently with the receipt of such payment from the option holder by the bidding party, a confirmation from the subject partnership setting forth the number of Option Securities that will be transferred to the option holder.

        ALLOCATION OF EXPENSES





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               At the time of purchase of any Option Securities, the option holder shall pay to the bidding party a portion of Total Expenses related to such Tender Offer equal to the lesser of (a) $25,000 and (b) Total Expenses multiplied by a fraction, the numerator of which is the number of Tendered Securities purchased by the option holder and the denominator of which is the total number of Tendered Securities purchased pursuant to the Tender Offer. "Total Expenses" with respect to each Tender Offer means all third-party out-of-pocket costs and expenses incurred by the bidding party, or its affiliates (including attorneys fees and expenses in connection with the preparation and filing of any Tender Offer documents, but excluding litigation expenses) with respect to each Tender Offer, including, without duplication, Commission filing fees, the out-of-pocket expenses of any person for acting as the information agent/depositary for the Tender Offer, printing and mailing expenses, and the out-of-pocket expenses of the general partners of target partnerships which are paid for by the bidding party. Total Expenses shall not include the costs of purchasing the Tendered Securities or any non-third-party costs, including the overhead of the bidding party. Each party will provide, upon the execution and delivery hereof, an estimate of its costs and expenses incurred to date in connection with any Tender Offers and shall provide, upon request, invoices or other appropriate evidence of the incurrence of costs and expenses constituting Total Expenses hereunder. Liabilities, costs, obligations and damages incurred by any party in connection with any litigation or threatened litigation relating to, or arising from, the Tender Offers ("Tender Offer Litigation") shall be borne by the bidding party and not the option holder. The bidding party agrees to indemnify and defend the option holder and its affiliates, officers, directors, members, employees and agents from and against all liabilities, costs, obligations and damages in connection with Tender Offer Litigation except to the extent that the foregoing arise out of any misstatements or intentional acts of the option holder.

        STANDSTILL AGREEMENT

               Everest covenants and agrees that neither it nor any person who is its "Affiliate" (as defined under Rule 405 of the Securities Act of 1933, as amended) will, directly or indirectly, make any offer or take any act which is competitive with Valley and Global Capital Management, Inc. ("Global") covenant and agree that neither they nor any person who is their Affiliate will, directly or indirectly, make any offer or take any act which is competitive with the Everest Offers or the Additional Offers. The parties hereto acknowledge and agree that nothing in this agreement shall cause them to form, become, join or otherwise participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of any partnership which is the target of a Tender Offer (the "Covered Partnerships"). The foregoing restrictions shall continue in full force and effect from the date hereof until the expiration of the Tender Offers which are the subject matter hereof.

        CONDUCT OF TENDER OFFER(S)

               All decisions relating to the conduct of the Tender Offers and the acquisition and transfer of Tendered Securities pursuant thereto, including without limitation any change




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        in the terms or waiver of any of the conditions thereof, shall be made solely by the bidding party. Notwithstanding the foregoing, if requested by the option holder, the bidding party agrees to consult with the bidding party prior to commencing a Tender Offer with regard to the purchase price offered therein and prior to increasing the offered price in any Tender Offer commenced prior to or after the date hereof.

        COOPERATION

               The parties shall cooperate and provide each other with such information as may be necessary or desirable to disclose the transaction(s) contemplated hereby in accordance with applicable securities laws and the rules and regulations promulgated thereunder. Additionally, the bidding party agrees to furnish to the option holder, promptly upon request, a report of securities tendered in any pending Tender Offer.

        NO OTHER CONTRACTS

               Except as expressly set forth herein, there are no contracts, arrangements, understandings or relationships between Everest, on the one hand, and Valley or Global, on the other hand, with respect to the BACs or the securities of any Covered Partnerships.

        FURTHER ASSURANCES

               Each of the parties agrees that it shall take, and will cause its affiliates to take, whatever action or actions as are deemed by counsel to any party hereto to be reasonably necessary, advisable or convenient from time to time to effectuate the provisions or intent of this agreement, and to that end, each party agrees that it will execute, acknowledge and deliver any further instruments or documents as give force and effect to this letter agreement or any of the provisions hereof, or to carry out the intent of this letter agreement or any of the provisions hereof. Global hereby guarantees full performance of this agreement by Valley, and its Affiliates. Everest Properties II, LLC hereby guarantees full performance of this agreement by Everest Tax Credit Investors, LLC and its Affiliates.

        REMEDIES

               It is understood and agreed that monetary damages would be any inadequate remedy for violation of this agreement, and in the case of an actual breach by a party of the provisions hereof, any one or more of the other parties shall be entitled to relief by way of injunction, specific performance or other equitable relief. The prevailing party in any dispute arising out of this letter agreement shall, in addition to any monetary damages or equitable relief, be entitled to recover from the other party, the prevailing party's attorney's fees and expenses (including the time of personnel employed by Global or Everest) incurred in connection with such dispute.



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        NOTICES

               Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by reputable overnight courier, postage or other charges prepaid. Any such notice shall be deemed given when so delivered personally, or by facsimile transmission when confirmed electronically or, if sent by overnight courier, one day after delivery to the courier, as follows:

                      If to Valley or Global, to:

                         Global Capital Management, Inc.
                             601 Carlson Parkway
                             Suite 200
                             Minnetonka, Minnesota  55305
                             Attention:  Thomas A. Schmidt
                             Telephone:  (612) 476-7200
                             Telecopier: (612) 476-7201

                      If to Everest, to:

                             Everest Properties
                             199 S. Los Robles
                             Suite 440
                             Pasadena, California  91101
                             Attention:  W. Robert Kohorst or David I. Lesser
                             Telephone:  (626) 585-5920
                             Telecopier: (626) 585-5929

               Any party may designate another address or person for receipt of notices hereunder by notice given in accordance with this section to the other party.



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                                   EXHIBIT A-1
                             ADDITIONAL PARTNERSHIPS


WNC California Housing Tax Credit Fund, LP

WNC California Housing Tax Credit Fund II, LP

WNC California Housing Tax Credit Fund III, LP

WNC Housing Tax Credit Fund II, LP

WNC Housing Tax Credit Fund III, LP






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